Exhibit 99

Press Release

April 26, 2012

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES QUARTERLY NET INCOME AND DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, today reported net income available to common shareholders for the first quarter of 2012 was $3,977,000, which was similar to the $3,959,000 amount available in the first quarter of 2011. The first quarter of 2012 did not include any preferred stock dividends or accretion since all of the Company's preferred stock was redeemed in June 2011.The first quarter of 2011 included $571,000 of preferred stock dividends and accretion. The first quarter of 2011 included a $637,000 gain on bank-owned life insurance due to the death of a bank officer, while there was no such gain in 2012.

Total basic and diluted earnings per common share were $0.23 for the first quarters of both 2012 and 2011. The Company's annualized returns on average equity and average assets for the quarter ended March 31, 2012, were 12.82 and 1.23 percent, respectively, compared to 12.48 and 1.39 percent, respectively, for the quarter ended March 31, 2011.

At its meeting on April 25, 2012, the Board of Directors declared a quarterly dividend on its common stock of $0.08 per share. The dividend is payable on May 29, 2012, to shareholders of record on May 9, 2012.

Net interest income declined $299,000 due to the continued downward pressure on the net interest margin in the current low interest rate environment. However, continuing credit quality improvement resulted in no provision for loan losses recorded in the first quarter of 2012 compared to $500,000 in the same quarter of 2011. Compared to a year ago, both nonperforming assets and net charge-offs have declined. Total impaired loans declined $5,174,000 compared to December 31, 2011. As of March 31, 2012, the allowance for loan losses was 1.96 percent of loans outstanding and was deemed by management to be adequate to absorb any losses inherent in the loan portfolio.

During the first three months of 2012, total loans outstanding grew $10,082,000. West Bank CEO Dave Nelson said, “People ask about developments in our loan portfolio as an indicator about the local economy. We believe both our portfolio and the economy are significantly improved over the last two years, and we expect both to improve further. However, quality loan demand will not return to pre-recession levels in the foreseeable future. We believe our loan portfolio will continue to grow slowly as we serve our expanding customer base.”

Noninterest income declined $270,000 compared to the first quarter of 2011, which included the life insurance recovery. Partially offsetting this reduction was a $563,000 increase in gains and fees on sales of residential mortgages into the secondary market. This business is being fueled by the historically low home mortgage loan rates and refinancings. Noninterest expense was $389,000 higher in the first quarter of 2012 than in 2011 primarily due to higher salaries and benefit costs, which exceeded a $383,000 reduction in FDIC insurance expense.

The Company filed its quarterly report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankiowa.com.

The Company will discuss its first quarter 2012 results during a conference call scheduled for tomorrow, Friday, April 27, 2012, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6789. A recording of the call will be available until May 7, 2012, at 877-344-7529, pass code: 10008400.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, and one full-service office in Coralville.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	March 31, 2012	March 31, 2011
Assets
Cash and due from banks	$32,803	$28,664
Short-term investments	75,703	105,466
Securities	317,663	272,295
Loans held for sale	901	1,041
Loans	849,041	830,578
Allowance for loan losses	(16,651)	(17,510)
Loans, net	832,390	813,068
Bank-owned life insurance	25,923	25,616
Other real estate owned	9,963	16,149
Other assets	25,858	29,288
Total assets	$1,321,204	$1,291,587

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$272,018	$236,172
Interest-bearing:
Demand	163,553	146,420
Savings	374,530	316,113
Time of $100,000 or more	73,756	150,918
Other time	85,173	100,451
Total deposits	969,030	950,074
Short-term borrowings	93,496	58,474
Long-term borrowings	125,619	125,619
Other liabilities	6,790	7,051
Stockholders' equity	126,269	150,369
Total liabilities and stockholders' equity	$1,321,204	$1,291,587

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended March 31,
CONSOLIDATED INCOME STATEMENTS	2012	2011
Interest income
Loans, including fees	$11,190	$11,793
Securities	1,474	1,718
Other	42	61
Total interest income	12,706	13,572
Interest expense
Deposits	1,279	1,865
Short-term borrowings	37	46
Long-term borrowings	1,212	1,184
Total interest expense	2,528	3,095
Net interest income	10,178	10,477
Provision for loan losses	—	500
Net interest income after provision for loan losses	10,178	9,977
Noninterest income
Service charges on deposit accounts	730	750
Debit card usage fees	378	347
Trust services	204	219
Gains and fees on sales of residential mortgages	747	184
Increase in cash value of bank-owned life insurance	199	221
Gain from bank-owned life insurance	—	637
Net impairment losses	(46)	—
Realized securities (losses), net	(33)	—
Other income	222	313
Total noninterest income	2,401	2,671
Noninterest expense
Salaries and employee benefits	3,636	3,055
Occupancy	857	816
Data processing	501	451
FDIC insurance expense	166	549
Other real estate owned expense	82	187
Professional fees	292	222
Other expense	1,331	1,196
Total noninterest expense	6,865	6,476
Income before income taxes	5,714	6,172
Income taxes	1,737	1,642
Net income	3,977	4,530
Preferred stock dividends and accretion of discount	—	(571)
Net income available to common stockholders	$3,977	$3,959

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income	Dividends	High	Low
2012
1st Quarter	$0.23	$0.08	$10.46	$8.71

2011
1st Quarter	$0.23	$—	$8.00	$6.75
2nd Quarter	0.12	0.05	8.89	6.94
3rd Quarter	0.18	0.05	10.00	7.31
4th Quarter	0.21	0.07	10.39	7.92
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended March 31,
PERFORMANCE HIGHLIGHTS	2012	2011
Return on average equity	12.82%	12.48%
Return on average assets	1.23%	1.39%
Net interest margin	3.50%	3.62%
Efficiency ratio	51.82%	46.13%
Texas ratio	15.28%	19.09%
Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and net impairment losses) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.